SUPPLEMENT
                                      TO
                       SERIES SUPPLEMENT, SERIES 2001-22
                       ---------------------------------


          THIS SUPPLEMENT, dated as of June 29, 2001 (this "Supplement"), to the Series Supplement, dated as of May 24, 2001, (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates, Series 2001-22.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


          1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $18,750,000 of Underlying Securities and the Trust hereby issues an additional 750,000 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $18,750,000 and an additional amount of Class A-2 Certificates with an initial notional balance of $18,750,000 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith but the Additional Certificates shall accrue interest from June 1, 2001. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis, and the Class A-2 Certificate Call Schedule attached to the Series Supplement is replaced by Schedule I attached hereto.

          2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

          3. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

          4. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.



                        LEHMAN ABS CORPORATION

                        By: /s/ Rene Canezin
                            ----------------------------------------------
                            Name:   Rene Canezin
                            Title:  Senior Vice President


                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                             not in its individual capacity
                             but solely as Trustee on behalf
                             of the Corporate Backed Trust
                             Certificates Series, 2001-22
                             Trust



                        By: /s/ Marlene Fahey
                            -----------------------------------------------
                            Name:    Marlene Fahey
                            Title:   Vice President and Assistant Secretary

                                                                SCHEDULE I


                      CLASS A-2 CERTIFICATE CALL SCHEDULE


                         DATE               CALL PRICE

                        12/1/01             $1,246,477
                         6/1/02             $1,240,832
                        12/1/02             $1,234,905
                         6/1/03             $1,228,682
                        12/1/03             $1,222,147
                         6/1/04             $1,215,286
                        12/1/04             $1,208,081
                         6/1/05             $1,200,517
                        12/1/05             $1,192,574
                         6/1/06             $1,184,234
                        12/1/06             $1,175,477
                         6/1/07             $1,166,282
                        12/1/07             $1,156,627
                         6/1/08             $1,146,490
                        12/1/08             $1,135,845
                         6/1/09             $1,124,669
                        12/1/09             $1,112,934
                         6/1/10             $1,100,611
                        12/1/10             $1,087,673
                         6/1/11             $1,074,088
                        12/1/11             $1,059,824
                         6/1/12             $1,044,846
                        12/1/12             $1,029,120
                         6/1/13             $1,012,607
                        12/1/13               $995,269
                         6/1/14               $977,063
                        12/1/14               $957,948
                         6/1/15               $937,876
                        12/1/15               $916,802
                         6/1/16               $894,673
                        12/1/16               $871,438
                         6/1/17               $847,041
                        12/1/17               $821,424
                         6/1/18               $794,527
                        12/1/18               $766,284
                         6/1/19               $736,630
                        12/1/19               $705,492
                         6/1/20               $672,798
                        12/1/20               $638,469
                         6/1/21               $602,424
                        12/1/21               $564,577

                         6/1/22               $524,837
                        12/1/22               $483,110
                         6/1/23               $439,296
                        12/1/23               $393,293
                         6/1/24               $344,988
                        12/1/24               $294,269
                         6/1/25               $241,014
                        12/1/25               $185,096
                         6/1/26               $126,382
                        12/1/26                $64,732
                         6/1/27                   $0



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